Exhibit 4.2
FIRST AMENDMENT
TO
RIGHTS AGREEMENT
THIS FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of May 25, 2011 (this “Amendment”) is between Retail Ventures, Inc., an Ohio corporation (the “Company”) and Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (the “Rights Agent”). All capitalized terms used herein and not otherwise defined shall have the respective meaning assigned to such terms in the Rights Agreement, dated as of February 8, 2011, by and between the Company and the Rights Agent (the “Rights Agreement”).
W I T N E S S E T H:
WHEREAS, on February 8, 2011, the Company and the Rights Agent entered into that certain Rights Agreement;
WHEREAS, (i) the Company desires to amend the Rights Agreement pursuant to Section 27 thereof, and (ii) pursuant to the terms of Section 27 of the Rights Agreement, prior to the Distribution Date, the Company and the Rights Agent may, if the Company so directs, supplement or amend any provision of the Rights Agreement without the approval of any holders of shares of Common Stock;
WHEREAS, upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to the Rights Agreement is in compliance with the terms of Section 27 thereof, the Rights Agent shall execute such supplement or amendment, provided that such supplement or amendment does not adversely affect the rights, duties or obligations of the Rights Agent thereunder;
WHEREAS, the Distribution Date has not yet occurred, the Company has met all requirements for amendment of the Rights Agreement, and the amendment contemplated by this Amendment does not amend the Rights Agreement in a manner adverse to the Rights Agent; and
WHEREAS, at a meeting held on May 19, 2011, the Board of Directors of the Company approved this Amendment.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereto agree as follows:
Section 1. Amendments. The Rights Agreement is hereby amended as follows:
(a) Clause (i) of Section 7(a) is deleted in its entirety and replaced with the following:

(i) 5:00 P.M., New York City time, on May 26, 2011, or such earlier or later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be advanced or extended by the Board of Directors, the “Final Expiration Date”), or

(b) Exhibits A and B to the Rights Agreement entitled “Form of Rights Certificate” and “Summary of Rights to Purchase Common Stock,” respectively, are hereby amended to replace the words “September 15, 2011” with the words “May 26, 2011” in all places where such words appear.
Section 2. Officer’s Certification. The undersigned officer of the Company does hereby certify to the Rights Agent that this Amendment complies with the terms of Section 27 of the Rights Agreement.
Section 3. No Other Changes. Except as expressly provided in this Amendment, all of the terms and provisions of the Rights Agreement shall remain unchanged and in full force and effect.
Section 4. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
Section 5. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.
Section 6. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
Section 7. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be duly executed as of the day and year first above written.

RETAIL VENTURES, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Executive Officer, Chief Financial Officer, President and Treasurer

COMPUTERSHARE TRUST COMPANY, N.A., as Rights Agent
By:	/s/ Dennis V. Moccia
	Name:	Dennis V. Moccia
	Title:	Manager, Contract Administration
[Signature Page to First Amendment to Rights Agreement]